Exhibit 99

Contact:	Randall Oliver (media) (323) 869-7607 randall.oliver@smartandfinal.com

Richard Phegley (investors) (323) 869-7779 rick.phegley@smartandfinal.com

SMART & FINAL REPORTS 12 PERCENT SAME STORE SALES GROWTH

AND INCREASE IN OPERATING INCOME IN THIRD QUARTER

•	Third Quarter Same Store Sales Increase 12.0 Percent

•	Third Quarter Income from Continuing Operations of $12.0 Million

•	Year-to-Date Sales Increase 15.5 Percent Over Prior Year

•	Year-to-Date Cash Flow of $45.3 Million from Continuing Operations

LOS ANGELES, November 1, 2004 – Smart & Final Inc. (NYSE – SMF) today reported income from continuing operations of $12.0 million for the sixteen-week quarter ended October 3, 2004, an increase of $3.7 million or 44 percent over the prior year third quarter income from continuing operations of $8.3 million. On a per diluted share basis, income from continuing operations for the third quarter of 2004 was $0.37, an increase of $0.09 or 32 percent over the $0.28 per diluted share reported in the third quarter of 2003.

Sales from continuing operations in the current year third quarter were $603.2 million, an increase of 12.0 percent over third quarter 2003 sales of $538.4 million. Third quarter 2004 comparable store sales increased by 12.0 percent over the 2003 level.

Etienne Snollaerts, president and chief executive officer, stated, “In the third quarter we continued to grow our sales at double-digit rates, reflecting in both of our store concepts a strong value position and truly unique merchandise mix. Our income from continuing operations increased at a higher rate than the sales increase due to lower interest expense resulting from debt reduction following last year’s restructuring and divestiture activities as well as modest improvement in our margins.”

Snollaerts added, “Throughout our store system, we experienced a strong summer and early fall period with increased levels of customer visits and average transaction size. In addition to our own efforts in marketing and merchandising to existing customers, these trends were bolstered in part by good weather and continued attraction of new customers to our stores.”

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Smart & Final Inc. Third Quarter 2004

Gross margin from continuing operations increased $13.2 million, or 13.8 percent, to $108.7 million for the third quarter of 2004 as compared to $95.5 million for the prior year third quarter. The increase in gross margin was related to both the significant increase in sales over the prior year quarter and a slight improvement in the gross margin rate. As a percentage of sales, gross margin increased to 18.0 percent for third quarter 2004 compared to 17.7 percent for third quarter 2003. This increase was primarily a result of sales mix changes and lower occupancy costs as a percentage of sales due to the relatively fixed nature of these costs.

As a percentage of sales, operating and administrative expenses decreased to 14.2 percent for the 2004 third quarter from 14.3 percent for the 2003 third quarter. The decrease is primarily attributable to sales increasing at a faster rate than overall operating and administrative expenses. Operating and administrative expenses from continuing operations increased $8.4 million, or 10.9 percent, to $85.5 million for the third quarter of 2004 as compared to $77.0 million for the prior year third quarter. The increase was largely attributable to increased costs in labor, fringe benefits and incentive compensation, marketing, and information services.

Interest expense decreased to $3.4 million for the 2004 third quarter as compared to $6.0 million for the prior year quarter. The decrease in interest expense was primarily due to reduced debt outstanding. At the end of the third quarter 2004, the outstanding balance on the revolving credit facility was $30.0 million compared with $75.0 million at the end of the third quarter 2003.

Snollaerts added, “We were very pleased by our operational performance in the third quarter. Overall the sales growth pace softened a bit as we expected, in part as a result of moderating commodity inflation. We are continuing to execute our store development plans for this year and beyond, and we’re continuing to invest in improved information systems which we believe will provide a solid platform for sustained growth. Our strong operational cash flow is providing the funding necessary for our near-term growth.”

In third quarter 2004, the company recorded an after-tax loss of $0.3 million from the effect of discontinued operations, largely representing the wind-down of broadline foodservice distribution operations in northern California and Florida, and the divestiture of its retail stores operation in the Florida market. In the third quarter of 2003, the company recorded an after-tax loss of $7.4 million from discontinued operations reflecting after-tax charges of $5.2 million related to the sale and divestiture of the discontinued operations and after-tax operating loss from discontinued operations of $2.2 million. Including the effect of discontinued operations, net income for the sixteen-week quarter ended October 3, 2004 was $11.7 million, or $0.36 per diluted share. Including the effect of discontinued operations, third quarter 2003 net income was $0.9 million, or $0.03 per diluted share.

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Smart & Final Inc. Third Quarter 2004

One store, in Spokane, Wash., was opened during the 2004 third quarter. The company operated 231 stores at the end of the 2004 third quarter compared with 229 stores at the end of the 2003 third quarter, as reported on a continuing operations basis.

Founded in 1871 in downtown Los Angeles, Smart & Final Inc. currently operates 231 non-membership warehouse stores for food and foodservice supplies in California, Oregon, Washington, Arizona, Nevada, Idaho and northern Mexico. For more information, visit the company’s website at www.smartandfinal.com.

Forward-Looking and Cautionary Statements

This Smart & Final press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and other expressions of management’s belief or opinion which reflect its current understanding or belief with respect to such matters. Such statements are subject to certain risks and uncertainties, including known and unknown factors as included in the company’s periodic filings with the Securities and Exchange Commission that could cause actual results to differ materially and adversely from those projected. All of these forward-looking statements are based on estimates and assumptions made by management of the company, which although believed to be reasonable, are inherently uncertain and difficult to predict; therefore, undue reliance should not be placed upon such statements. Comparability of current and future operating trends and results may be impacted by important factors, most notably the effect of the labor action against the three largest southern California retail supermarket chains which commenced early in the 2003 fourth quarter and which was settled in February 2004. There can be no assurance that the company will not incur new or additional unforeseen costs in connection with the ongoing conduct of its business. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Except as specifically set forth herein, the company undertakes no obligation to update any such forward-looking or other statement.

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Smart & Final Inc. Third Quarter 2004

STANDARD PRESS RELEASE CALL INFO

A telephone conference call with Smart & Final’s senior management will be held on Tuesday November 2, 2004 at 8:00 a.m. Pacific Standard Time. The conference call is available in a listen-only mode through www.CCBN.com. Replays of the conference call will also be available.

INVESTOR LIST PRESS RELEASE CALL INFO

A telephone conference call with Smart & Final’s senior management will be held on Tuesday November 2, 2004 at 8:00 a.m. Pacific Standard Time. To participate, call (415) 537-1816. A 24-hour replay of the conference call will be available after 9:30 a.m. Pacific time by calling (800) 633-8284 and entering reservation code 21211296. Replays of the conference call will also be available through www.CCBN.com

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SMART & FINAL INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share amounts)

	October 3, 2004	December 28, 2003
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$51,746	$50,949
Accounts receivable, less allowance for doubtful accounts of $369 in 2004 and $307 in 2003	13,461	15,524
Inventories	136,186	123,428
Prepaid expenses and other current assets	16,371	27,069
Deferred tax assets	16,035	16,660
Assets of discontinued operations	2,133	4,681

Total current assets	235,932	238,311
Property, plant and equipment:
Land	66,098	68,042
Buildings and improvements	62,583	64,237
Leasehold improvements	116,255	113,388
Fixtures and equipment	187,260	179,079

	432,196	424,746
Less – Accumulated depreciation and amortization	194,867	177,706

Net property, plant and equipment	237,329	247,040
Assets under capital leases, net of accumulated amortization of $7,523 in 2004 and $9,417 in 2003	2,230	3,926
Goodwill	34,775	34,775
Deferred tax assets	16,123	16,123
Other assets	59,515	56,743

Total assets	$585,904	$596,918

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt and capital leases	$31,334	$61,964
Accounts payable	95,950	94,402
Accrued salaries and wages	20,756	17,220
Other accrued liabilities	35,164	45,646
Liabilities of discontinued operations	2,964	7,296

Total current liabilities	186,168	226,528
Long-term liabilities:
Obligations under capital leases	2,918	4,511
Notes payable	53,416	53,496
Notes payable to affiliate	33,147	33,173
Other long-term liabilities	26,236	25,253
Workers’ compensation reserve, postretirement and postemployment benefits	37,543	40,380

Total long-term liabilities	153,260	156,813
Commitments and contingencies Stockholders’ equity:
Preferred stock, $1 par value (authorized 10,000,000 shares; no shares issued)	—	—
Common stock, $0.01 par value (authorized 100,000,000 shares; 30,724,113 shares issued and outstanding in 2004 and 29,922,821 in 2003)	307	299
Additional paid-in capital	214,776	207,296
Retained earnings	41,967	15,963
Accumulated other comprehensive loss	(9,115)	(9,881)
Notes receivable for common stock	(75)	(100)
Treasury stock, at cost, 86,475 shares in 2004	(1,384)	—

Total stockholders’ equity	246,476	213,577

Total liabilities and stockholders’ equity	$585,904	$596,918

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SMART & FINAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share amounts)

	Sixteen Weeks Ended		Forty Weeks Ended
	October 3, 2004	October 5, 2003	October 3, 2004	October 5, 2003
	(Unaudited)		(Unaudited)
Sales	$603,161	$538,392	$1,484,428	$1,285,693
Cost of sales, buying and occupancy	494,466	442,892	1,225,567	1,065,735

Gross margin	108,695	95,500	258,861	219,958
Operating and administrative expenses	85,470	77,042	203,932	183,288
Litigation and other charges	—	(400)	—	18,000

Income from operations	23,225	18,858	54,929	18,670
Interest expense, net	3,448	5,976	10,859	11,424

Income from continuing operations before income taxes	19,777	12,882	44,070	7,246
Income tax provision	(7,908)	(4,858)	(17,629)	(3,175)
Equity earnings in unconsolidated subsidiary	131	297	485	372

Income from continuing operations	12,000	8,321	26,926	4,443
Discontinued operations, net of tax	(302)	(7,405)	(922)	(67,295)

Income (loss) before cumulative effect of accounting change	11,698	916	26,004	(62,852)
Cumulative effect of accounting change (variable interest entity, net of tax of $3,534)	—	—	—	(5,301)

Net income (loss)	$11,698	$916	$26,004	$(68,153)

Earnings (loss) per common share
Earnings per common share from continuing operations	$0.40	$0.28	$0.90	$0.15
Loss per common share from discontinued operations	(0.01)	(0.25)	(0.03)	(2.26)
Cumulative effect of accounting change per common share	—	—	—	(0.18)

Earnings (loss) per common share	$0.39	$0.03	$0.86	$(2.29)

Weighted average common shares	30,248,982	29,740,307	30,076,409	29,787,585

Earnings (loss) per common share, assuming dilution
Earnings per common share, assuming dilution, from continuing operations	$0.37	$0.28	$0.85	$0.15
Loss per common share, assuming dilution, from discontinued operations	(0.01)	(0.25)	(0.03)	(2.26)
Cumulative effect of accounting change per common share, assuming dilution	—	—	—	(0.18)

Earnings (loss) per common share, assuming dilution	$0.36	$0.03	$0.82	$(2.29)

Weighted average common shares and common share equivalents	32,183,765	29,924,408	31,718,478	29,787,585

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SMART & FINAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AS A PERCENTAGE OF SALES

	Sixteen Weeks Ended		Forty Weeks Ended
	October 3, 2004	October 5, 2003	October 3, 2004	October 5, 2003
	(Unaudited)		(Unaudited)
Sales	100.0%	100.0%	100.0%	100.0%
Cost of sales, buying and occupancy	82.0	82.3	82.6	82.9

Gross margin	18.0	17.7	17.4	17.1
Operating and administrative expenses	14.2	14.3	13.7	14.3
Litigation and other charges	—	(0.1)	—	1.4

Income from operations	3.9	3.5	3.7	1.5
Interest expense, net	0.6	1.1	0.7	0.9

Income from continuing operations before income taxes	3.3	2.4	3.0	0.6
Income tax provision	(1.3)	(0.9)	(1.2)	(0.2)
Equity earnings in unconsolidated subsidiary	—	0.1	—	—

Income from continuing operations	2.0	1.5	1.8	0.3
Discontinued operations, net of tax	(0.1)	(1.4)	(0.1)	(5.2)

Income (loss) before cumulative effect of accounting change	1.9	0.2	1.8	(4.9)
Cumulative effect of accounting change (variable interest entity, net of tax of $3,534)	—	—	—	(0.4)

Net income (loss)	1.9%	0.2%	1.8%	(5.3)%

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SMART & FINAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(dollars in thousands)

	Forty Weeks Ended
	October 3, 2004	October 5, 2003
	(Unaudited)
Cash Flows from Operating Activities:
Income from continuing operations before cumulative effect of accounting change	$26,926	$4,443
Adjustments to reconcile income from continuing operations before cumulative effect of accounting change to net cash provided by continuing activities:
Non-cash litigation and other charges, net of tax	—	10,800
Gain on disposal of property, plant and equipment	(373)	(614)
Depreciation	13,854	14,803
Amortization	9,892	10,307
Amortization of deferred financing costs	1,326	2,378
Deferred tax provision	625	611
Equity earnings in unconsolidated subsidiary	(485)	(372)
Decrease (increase) in:
Accounts receivable	2,672	3,366
Inventories	(12,759)	1,822
Prepaid expenses and other assets	8,018	(1,068)
Increase (decrease) in:
Accounts payable	3,502	3,082
Accrued salaries and wages	3,536	4,375
Other accrued liabilities	(11,453)	1,856

Net cash provided by continuing activities	45,281	55,789
Net cash used in discontinued activities	(3,439)	(4,778)

Net cash provided by operating activities	41,842	51,011

Cash Flows from Investing Activities:
Acquisition of property, plant and equipment	(15,690)	(16,602)
Proceeds from disposal of property, plant and equipment	4,375	1,586
Investment in capitalized software	(8,935)	(7,224)
Other	5,544	(1,502)

Net cash used in continuing activities	(14,706)	(23,742)
Net proceeds from divestitures	325	37,898
Net cash provided by discontinued activities	226	14,252

Net cash (used in) provided by investing activities	(14,155)	28,408

Cash Flows from Financing Activities:
Payments on bank line of credit	(35,000)	(62,500)
Borrowings on bank line of credit	5,000	7,500
Payments on notes payable	(1,455)	(6,394)
Proceeds from issuance of common stock, net of costs	4,565	40

Net cash used in continuing activities	(26,890)	(61,354)
Net cash used in discontinued activities	—	(142)

Net cash used in financing activities	(26,890)	(61,496)

Increase in cash and cash equivalents	797	17,923
Cash and cash equivalents at beginning of the period	50,949	23,002

Cash and cash equivalents at end of the period	$51,746	$40,925

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SMART & FINAL INC.

NON-GAAP FINANCIAL MEASURES

The following schedule contains supplemental information regarding our income from continuing operations for the forty weeks ended October 3, 2004 and October 5, 2003, as adjusted for the exclusion of $18.0 million of expenses associated with litigation and other charges. This financial information is a non-GAAP financial measure as defined by SEC Regulation G. The GAAP financial measure most directly comparable is income from continuing operations unadjusted for these items. The reconciliation of each of the non-GAAP financial measures is as follows:

SMART & FINAL INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Forty Weeks Ended

(dollars in thousands, except per share amounts)

	October 3, 2004	October 5, 2003
	GAAP (a)	GAAP (a)	Adjustments		Non-GAAP (b)
Sales	$1,484,428	$1,285,693	$—		$1,285,693
Cost of sales, buying and occupancy	1,225,567	1,065,735	—		1,065,735

Gross margin	258,861	219,958	—		219,958
Operating and administrative expenses	203,932	183,288	—		183,288
Litigation and other charges	—	18,000	(18,000	)(c)	—

Income from operations	54,929	18,670	18,000		36,670
Interest expense, net	10,859	11,424	—		11,424

Income from continuing operations before income taxes	44,070	7,246	18,000		25,246
Income taxes	(17,629)	(3,175)	(7,200)		(10,375)
Equity earnings in unconsolidated subsidiary	485	372	—		372

Income from continuing operations	$26,926	$4,443	$10,800		$15,243

Earnings per common share, assuming dilution, from continuing operations	$0.85	$0.15			$0.51

Income from operations as a percentage of sales (Earnings Before Interest expense and Taxes)	3.7%	1.5%			2.9%

(a)	Reflects operating results from continuing operations in accordance with U.S. generally accepted accounting principles (“GAAP”).
(b)	Non-GAAP amounts exclude expenses associated with litigation and other charges.
(c)	Amount represents expense associated with litigation and other charges.

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